UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2011

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5871 Oberlin Drive, Suite 200, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2011, Anadys Pharmaceuticals, Inc. (the "Company") entered into a Lease Agreement (the "Lease") with ARE-SD Region No. 31, LLC for the lease of 13,674 square feet of office and laboratory space which the Company will continue to use for its headquarters and research and development facility. The Lease replaces the Company’s expired sublease with Phenomix Corporation for the same space located in San Diego, California. The effective term of the 12 month Lease commenced on February 1, 2011. Under the terms of the Lease the Company will receive 1.5 months of free base rent. With the exception of the 1.5 months during which the Company receives free base rent, the monthly base rent during the term of the lease will be $28,032. The Lease also provides for additional payments including common area maintenance charges, taxes, maintenance and utilities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

March 4, 2011	By:	/s/ Peter T. Slover

Name: Peter T. Slover
Title: Vice President, Finance and Operations